UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact Names of Registrants as Specified in their Charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANTS BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 31, 2016, L-3 Communications Corporation (“L-3 Communications”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (“Holdings”), the guarantors party thereto, certain lenders and Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and a letter of credit issuer, entered into a new unsecured revolving credit facility (the “New Credit Agreement”), which replaces the Amended and Restated Revolving Credit Agreement dated as of February 3, 2012 (as amended, supplemented or otherwise modified prior to October 31, 2016) (the “Prior Credit Agreement”).

The New Credit Agreement provides for total aggregate borrowings of $1,000,000,000 under a revolving credit facility, including swing line loans made available by the swing line lender and L/C credit advances. The loans under the New Credit Agreement are due and payable on October 31, 2021 and may be (1) base rate loans, which shall bear interest at a rate equal to the sum of the Applicable Rate, as defined in the New Credit Agreement, and the Base Rate, as defined in the New Credit Agreement consistent with the Prior Credit Agreement, and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the Applicable Rate plus the Eurodollar Rate, as defined in the New Credit Agreement consistent with the Prior Credit Agreement. The New Credit Agreement reduces the Applicable Rate for base rate loans from a range of 0.250% to 1.000% to a range of 0.125% to 1.000%, and the Applicable Rate for Eurodollar loans from a range of 1.250% to 2.000% to a range of 1.125% to 2.000%, in each case based on L-3 Communications’ non-credit enhanced senior unsecured long term debt rating. In addition, the New Credit Agreement provides for uncommitted incremental revolving facilities and additional term loan facilities in an aggregate principal amount of up to $600,000,000.

The New Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants that restrict the ability of L-3 Communications and certain of its subsidiaries to create or permit liens on assets, make certain investments and engage in certain mergers or consolidations. The New Credit Agreement contains the following financial covenants: (1) L-3 Communications’ consolidated interest coverage ratio must be greater than 3.0 to 1.0 and (2) its consolidated leverage ratio must be less than 3.75 to 1.0; provided that the foregoing consolidated leverage ratio shall be increased to 4.0 to 1.0 as of the end of each of the four fiscal quarters immediate following a Material Acquisition (as defined in the New Credit Agreement). Extensions of credit under the New Credit Facility are guaranteed by substantially all of L-3 Communications’ wholly-owned material domestic subsidiaries until certain ratings thresholds are reached.

The lenders under the New Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to Holdings and L-3 Communications, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively. The foregoing description is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 with respect to the New Credit Agreement is hereby incorporated by reference into this Item 2.03.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(D) Exhibits

Exhibit Number	Title

10.1	Credit Agreement, dated as of October 31, 2016, among L-3 Communications Corporation, the guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto and Bank of America, N.A., as administrative agent, a letter of credit issuer and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: October 31, 2016